ExHIBIT 1.1

ORAGENICS, INC.

UNDERWRITING AGREEMENT

14,189,189 Shares of Common Stock

November 19, 2020

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, New York 10022

Ladies and Gentlemen:

Oragenics, Inc., a company incorporated under the laws of Florida (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Oragenics, Inc., the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter named in Schedule I hereto (the “Underwriter”), an aggregate of 14,189,189 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company also proposes to sell to the Underwriter, upon the terms and conditions set forth herein, up to an additional 2,128,378 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to as the “Shares.”

The Company and the Underwriter hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-235763) under the Securities Act of 1933, as amended (collectively with the rules and regulations promulgated thereunder, the “Securities Act”), relating to the Shares and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. That registration statement, together with the amendments prior to the date of this Agreement, including the information (if any) deemed to be a part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act is hereinafter referred to as the “Registration Statement” and the related prospectus, dated January 13, 2020, included in the Registration Statement at the time the Registration Statement first became effective is hereinafter called the “Base Prospectus.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Shares. The final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 under the Securities Act, in the form provided to the Underwriter by the Company for use in connection with the offering of the Shares. Such Final Prospectus and any Preliminary Prospectus in the form in which they have been or will be filed with the Commission pursuant to Rule 424 under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” Reference made herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or to the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and the rules and regulations of the Commissions thereunder, incorporated by reference in such Preliminary Prospectus or the Final Prospectus, as the case may be. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

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The Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto.

2. Representations and Warranties of the Company Regarding the Offering.

The Company represents and warrants to the Underwriter, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (if any) (as defined below) as follows:

(a) Conformity with Securities Act; No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto conformed or will conform in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, with the requirements of the Securities Act. The Registration Statement did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of 6:00 p.m. Eastern Time on the date hereof (the “Applicable Time”) and at the Closing Date, and the Final Prospectus, as amended or supplemented, as of its date, and any individual Written Testing-the-Waters Communications (as defined below) at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b) [Reserved].

(c) Testing-the-Waters Communications. Except as approved in writing by the Underwriter or communicated by the Company to the Underwriter in writing prior to the date hereof, the Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. Except as approved in writing by the Underwriter or communicated by the Company to the Underwriter in writing prior to the date hereof, the Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

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(d) Accurate Disclosure.

(i) The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares. The Company has filed, or will timely file, all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of the Applicable Time and at all subsequent times through the completion of the public offer and sale of Shares, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(A) “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus most recently filed with the Commission before the time of this Agreement, any Issuer Free Writing Prospectus included on Schedule III, and the description of the transaction provided by the Underwriter included on Schedule II.

(B) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (1) is required to be filed with the Commission by the Company, or (2) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by the Underwriter or provided to any person by the Underwriter without the knowledge and consent of the Company.

(ii) At the time of the initial filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(iii) Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(e) Financial Statements. The consolidated financial statements of the Company, together with the related notes and schedules thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified. Such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. Except as has been included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, or the Final Prospectus, no other financial statements or schedules are required under the Securities Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(f) Independent Accountants. To the Company’s knowledge, Mayer Hoffman McCann P.C., which has expressed its opinion with respect to the audited financial statements and schedules incorporated by reference as a part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act.

Oragenics, Inc.
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(g) Accounting and Disclosure Controls.

(i) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, such disclosure controls and procedures of the Company are effective.

(h) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the Marketing Materials (as defined below).

(i) Statistical and Marketing-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are not based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(j) Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE American. There is no action pending by the Company or, to the Company’s knowledge, by the NYSE American to delist the Common Stock from the NYSE American, nor has the Company received any notification that the NYSE American is contemplating terminating such listing. When issued and sold, the Shares will be listed on the NYSE American.

(k) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriter or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for purposes of this Section 2(k).

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(l) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be, individually or in the aggregate, integrated with the offer and sale of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(n) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to the Underwriter, as of the date hereof and as of the Closing Date and as of each Option Closing Date (if any), as follows:

(i) Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing (if a good standing concept exists in such jurisdiction) under the laws of its jurisdiction of organization with the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing (if a good standing concept exists in such jurisdiction) in each jurisdiction where the nature of its properties or the conduct of its business makes such qualification necessary, except where the failure to so qualify has not had or would not be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”).

(ii) Subsidiaries. As used herein, the term “subsidiary” means the sole subsidiary of the Company, , Noachis Terra, Inc., which was acquired after the filing of the Company’s Annual Report 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 4, 2020, and the term “subsidiaries” means such entity. Other than the Noachis Terra, Inc., the Company does not, directly or indirectly, own any capital stock or other equity or ownership interest in any corporation, partnership, association, trust or other entity that would constitute a “subsidiary” as such term is defined in Rule 405 under the Securities Act.

(iii) Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue, and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (a) rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy and (b) such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, concepts of reasonableness, and general principles of equity.

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(iv) Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach or violation is not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws.

(v) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach, or default under its certificate of incorporation, bylaws, or other equivalent organizational or governing documents, except where the violation, breach, or default in the case of a subsidiary is not reasonably likely to result in a Material Adverse Effect.

(vi) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issue and sale of the Shares, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from the NYSE American to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vii) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options, restricted stock or other equity awards in the ordinary course of business, and except as disclosed to the Underwriter in writing, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(viii) Stock Options; Other Securities. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or to the Underwriter in writing, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options, restricted stock, performance-based restricted stock units, stock appreciation rights, or other rights granted thereunder, disclosed in the Time of Sale Disclosure Package and the Final Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

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(ix) Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (other than those tax returns, as to which the failure to file are not reasonably likely to result in a Material Adverse Effect) and (b) paid all taxes (as defined below) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary that are due and payable, except for any such taxes that are currently being contested in good faith or that, if not paid, are not reasonably likely to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(x) Material Change. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, since the respective dates as of which information is given (including information incorporated by reference) in the Registration Statement, Time of Sale Disclosure Package, or Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or upon the issuance of restricted stock awards, restricted stock units, or stock appreciation rights under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xi) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations (a “Governmental Entity”) which is reasonably likely to result in a Material Adverse Effect.

(xii) Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any Governmental Entity, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xiii) Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions as are not material and with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

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(xiv) Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, adequate rights to use all patents, patent rights, licenses, inventions, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries as currently conducted and in the manner described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (collectively, the “Company Intellectual Property”). Other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property, and (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened (in writing), alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any Company Intellectual Property, which, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken commercially reasonable measures to protect their material confidential information and material trade secrets and to maintain and safeguard the confidentiality of such confidential information and trade secrets within the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. To the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries. To the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property that is reasonably likely to result in a Material Adverse Effect.

(xv) Employment Matters. There is no unfair labor practice complaint pending against the Company or its subsidiaries, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries, or, to the Company’s knowledge, threatened against the Company or its subsidiaries. No labor dispute or disturbance with the employees of the Company, employees of the Company’s subsidiaries, or, to the knowledge of the Company, subcontractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or is imminent, in each case that could reasonably be likely to result in a Material Adverse Effect. The Company is not aware that any executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company plans to terminate employment with the Company. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xvi) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any “employee benefit plan” (as defined under ERISA) of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, result in a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

Oragenics, Inc.
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(xvii) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where any past or current failure to comply has not had and would not reasonably be expected to, singularly or in the aggregate, result in a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except, in each case, for any violation or liability which has not had and would not reasonably be expected to result in a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xviii) SOX and Dodd-Frank Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xix) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Foreign Corrupt Practices Act. None of (i) the Company or its subsidiaries or (ii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company or its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention in any material respects of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Oragenics, Inc.
9	Underwriting Agreement

(xxi) OFAC. None of (i) the Company or its subsidiaries or (ii) to the knowledge of the Company, any director or officer, employee, representative, agent or affiliate of the Company or its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, where such activities would be prohibited as to a U.S. Person (which is defined to include a U.S. citizen or permanent resident, entity established in the United States (including its foreign branches) and any entity in the United States).

(xxii) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of its business and the value of its properties.

(xxiii) Books and Records. The minute books of the Company have been made available to the Underwriter and counsel for the Underwriter, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxiv) No Undisclosed Contracts; Descriptions of Contracts. There is no Contract required by the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required. All descriptions of any such Contracts or documents contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company, its subsidiaries, or any of the other parties thereto, and neither the Company nor its subsidiaries has received notice, or has knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(xxv) No Undisclosed Relationships. To the knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxvi) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its respective family members. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, directors, officers or other control persons of the Company. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii) No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries within 90 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

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10	Underwriting Agreement

(xxviii) Continued Business. No supplier, customer, distributor or sales agent of the Company or any of its subsidiaries has notified the Company or any of its subsidiaries that it intends to discontinue or decrease the rate of business done with the Company or any of its subsidiaries, except where such discontinuation or decrease has not resulted in or would not reasonably be likely to result in a Material Adverse Effect.

(xxix) No Fees; Financial Advisors. Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has or had any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter. Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxx) Proceeds. None of the net proceeds of the offering of the Shares will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxi) No FINRA Affiliations. To the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries, (B) owner of 5% or more of any class of the Company’s securities or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and counsel to the Underwriter if it becomes aware that any officer, director of the Company or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares.

(xxxii) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiii) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or as disclosed to the Underwriter in writing, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxxiv) Data Privacy. Except as would not reasonably be expected to have a Material Adverse Effect, in connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s applicable internal privacy policies and the applicable requirements of any Contract. The Company takes and has taken commercially reasonable steps to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s knowledge, in the past three years, there has been no material unauthorized access, modification, disclosure or other misuse of any Private Information. The Company requires all third parties to which the Company provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. The Company is not subject to any written complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and there are no such complaints, lawsuits, proceedings, audits, investigations or claims, to the Company’s knowledge, threatened in writing.

Oragenics, Inc.
11	Underwriting Agreement

(b) Any certificate signed by any officer of the Company in connection with this Agreement and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares set forth opposite the name of the Underwriter in Schedule I hereto. The purchase price to be paid by the Underwriter to the Company for each Firm Share shall be $0.3441 per share (the “Purchase Price”).

(b) The Company hereby grants to the Underwriter the option (the “Option”) to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase at the Purchase Price all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriter at any time and from time to time on or before the forty-fifth day following the date hereof by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) or earlier than the first business day after the date on which the Option Notice has been delivered to the Company nor later than the fifth business day after the date on which the Option Notice has been delivered to the Company, unless the Company and the Underwriter otherwise agree. If the Underwriter elects to purchase less than all of the Option Shares, the Company agrees to sell to the Underwriter the number of Option Shares obtained by multiplying the number of Option Shares specified in the Option Notice by a fraction, the numerator of which is the number of Option Shares, as applicable, set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c) Payment of the Purchase Price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by the Company to the Underwriter, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one business day before the Closing Date, to the accounts of the Underwriter, which delivery shall, with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

5. Covenants. The Company covenants and agrees with the Underwriter as follows:

(a) The Company shall prepare the Final Prospectus in a form approved by the Underwriter and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Securities Act.

Oragenics, Inc.
12	Underwriting Agreement

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date the Final Prospectus is no longer required by the Securities Act to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c) During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B, or 430C as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d) (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, allow the Underwriter the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(e) The Company will use its commercially reasonable efforts to cooperate with the Underwriter to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f) During the Prospectus Delivery Period, the Company will furnish to the Underwriter and counsel to the Underwriter copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of, and Rule 158 under, the Securities Act.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all of the Company’s expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares, and the cost of preparing and printing stock certificates), (B) all of the Company’s expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all actual, reasonable and documented filing fees and actual, reasonable and documented fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (D) the actual, reasonable and documented filing fees and actual, reasonable and documented fees and disbursements of counsel to the Underwriter incident to any required review and approval by FINRA of the terms of the sale of the Shares, (E) listing fees, and (F) all of the Company’s other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company further agrees that, in addition to the expenses payable pursuant to the foregoing sentence, in the event the offering is consummated, the Company will promptly (i) reimburse the Underwriter for its accountable legal expenses in an amount of up to an aggregate of $75,000 and (ii) pay the Underwriter $25,000 for its non-accountable expenses, by deduction from the proceeds of the offering contemplated herein.

(i) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

Oragenics, Inc.
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(j) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. For the sake of clarity, actions by the Underwriter or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for purposes of this Section 5(j).

(k) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l) The Company agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued under an equity incentive plan for Company employees. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants, the settlement or vesting of restricted stock units or restricted stock awards, or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (4) Common Stock, options or other rights to purchase Common Stock or Common Stock issuable upon the exercise of options or upon the lapse of forfeiture restrictions on awards made pursuant to any employee or director stock incentive or benefits plan, stock ownership plan (including shares of Common Stock withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (5) Common Stock, stock options or other rights to purchase Common Stock or Common Stock issuable upon the exercise of options or upon the lapse of forfeiture restrictions on awards made pursuant to any stock option exchange program of the Company, whether now in effect or hereafter implemented, (6) shares of Common Stock related to the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to shares of Common Stock granted under any equity compensation plan or employee stock purchase plan, (7) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof, (8) certain issuances of securities disclosed to the Underwriter in writing prior to the date hereof, or (9) the issuance of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock in connection with any merger, acquisition, business combination or strategic investment (including any joint venture, marketing, distribution, collaboration, license, strategic alliance or partnership), in connection with any consulting agreement, advisory agreement or independent contractor agreement or in connection with any debt facility established by the Company, including with any commercial bank or venture debt lender, provided, however, that in the case of an issuance pursuant to this subclause, it shall be a condition to the issuance that the recipient execute an agreement reasonably satisfactory to the Underwriter stating that the recipient is receiving and holding the securities subject to restrictions substantially similar to the Lock-Up Agreements (as defined below).

(m) During the Lock-Up Period, the Company agrees to promptly notify the Underwriter and use its reasonable best efforts to issue a stop order or other order with its transfer agent to prevent or suspend the effectiveness of any proposed transfer known to it by any of the parties specified in Schedule IV that may violate the terms of the Lock-Up Agreements.

(n) The Company agrees, during the Prospectus Delivery Period, to furnish to the Underwriter copies of any annual reports or definitive proxy statements provided to shareholders, and to deliver to the Underwriter as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(n).

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(o) The Company agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(p) The Company hereby agrees to use its reasonable best efforts to list the Shares on the NYSE American.

6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof, on the Closing Date, and on any Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened by the Commission. Any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s reasonable satisfaction.

(b) The Shares shall be approved for listing on the NYSE American, subject to official notice of issuance and evidence of satisfactory distribution.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Underwriter, is material, or omits to state a fact which, in the reasonable opinion of the Underwriter, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter, the opinion and negative assurance letters of Shumaker, Loop & Kendrick LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance previously agreed to by, and reasonably satisfactory to, the Underwriter. In rendering the opinion as provided for in this subsection, counsel may rely, to the extent that they deem such reliance proper, as to matters of fact upon certificates of the Company and of government officials.

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(g) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter, the negative assurance letter of McDermott Will & Emery LLP, counsel to the Underwriter, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance previously agreed to by, and reasonably satisfactory to the Underwriter.

(h) The Underwriter shall have received a “comfort” letter from Mayer Hoffman McCann P.C., on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriter, confirming that they are independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters in form and substance reasonably satisfactory to the Underwriter.

(i) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter, a certificate, dated the Closing Date and on each Option Closing Date, as applicable, and addressed to the Underwriter, signed by the chief executive officer of the Company, solely in his capacity as an officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, as applicable, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(j) On or before the date hereof, the Underwriter shall have received a duly executed lock-up agreement (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Underwriter and each of the parties specified in Schedule IV. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer, director or stockholder of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release reasonably satisfactory to the Underwriter hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) On the date hereof, the Company shall have furnished to the Underwriter and its counsel, a certificate from (i) the chief financial officer of the Company with respect to certain financial data contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and (ii) the secretary of the Company, in each case in substantially the form heretofore approved by the Underwriter.

(l) The Company shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested.

Oragenics, Inc.
17	Underwriting Agreement

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h) and Section 7 shall survive any such termination and remain in full force and effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall also remain in effect. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Option Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its directors and officers and employees, its affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, or the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, the Final Prospectus, any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, the Final Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e).

(b) The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(e). The obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder actually received by the Underwriter.

Oragenics, Inc.
18	Underwriting Agreement

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it and any others entitled to indemnification pursuant to this section in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this section, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party or parties as incurred.

The indemnifying party under this section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not unreasonably be conditioned, delayed or withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus; provided that, in the event that the Underwriter shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company or the Underwriter from the offering of the Option Shares shall include the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriter, from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection. Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions applicable to the Shares to be purchased by the Underwriter hereunder actually received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Oragenics, Inc.
19	Underwriting Agreement

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company’s directors, the officers of the Company signing the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of the Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by the Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9. Termination of this Agreement.

(a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there has been a material adverse change in general financial, political or economic conditions, in each case, the effect of which is to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE American or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other Governmental Entity, (iv) a general banking moratorium shall have been declared by federal or New York State authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, in each case, the effect of which is to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which is to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (vii) there has been, since the time of execution of this Agreement, any Material Adverse Effect that, in the reasonable judgment of the Underwriter, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h), Section 7 and Sections 11 through 19, inclusive, hereof shall at all times be effective and shall survive such termination. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 shall remain in effect.

Oragenics, Inc.
20	Underwriting Agreement

(b) If the Underwriter elects to terminate this Agreement as provided in this section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10. [Reserved].

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered or emailed, as follows:

If to the Underwriter:	A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, New York 10022
Attn: David Bocchi, Managing Director of Investment Banking
Fax No.: (212) 813-1047

with a copy to:	McDermott Will & Emery LLP
340 Madison Avenue,
New York, NY 10173-1922
Attn: Robert H. Cohen
Email: rcohen@mwe.com

If to the Company:	Oragenics, Inc.
4902 Eisenhower Boulevard, Suite 125
Tampa, Florida 33634
Attn: Michael Sullivan, Chief Financial Officer
Email: msullivan@oragenics.com
With a copy to:	Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd., Suite 2800 Tampa, Florida 33602
Attn: Mark Catchur
Emailmcatchur@shumaker.com

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter. No party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties.

Oragenics, Inc.
21	Underwriting Agreement

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in a writing executed by the Company and the Underwriter. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision. Upon any determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

17. Submission to Jurisdiction. Each of the Company and the Underwriter irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY AND THE UNDERWRITER (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE CONTROLLING PERSONS, OFFICERS AND DIRECTORS REFERRED TO IN SECTION 7, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19. Entire Agreement. This Agreement, together with the documents delivered hereunder, represents the entire agreement between the Company and the Underwriter with respect to the preparation of the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

Oragenics, Inc.
22	Underwriting Agreement

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

ORAGENICS, INC.

By:	/s/Alan Joslyn
Name:	Alan Joslyn
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned

By the Underwriter.

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

Oragenics, Inc.
23	Underwriting Agreement

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
A.G.P./Alliance Global Partners	14,189,189	2,128,378
Total	14,189,189	2,128,378

Oragenics, Inc.
24	Underwriting Agreement

SCHEDULE II

Final Term Sheet

Issuer:	Oragenics, Inc. (the “Company”)
Symbol:	“OGEN”
Securities:	14,189,189 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company
Over-allotment option:	Up to an additional 2,128,378 shares of Common Stock at a price of $0.37 per share
Public offering price:	$0.37 per share of Common Stock
Underwriting discount:	$0.0259 per share of Common Stock
Expected net proceeds, before expenses:	Approximately $4.88 million ($5.62 million if the overallotment option is exercised in full) (after deducting the underwriting discount).
Trade date:	November 19, 2020
Settlement date:	November 24, 2020
Underwriter:	A.G.P./Alliance Global Partners

Oragenics, Inc.
25	Underwriting Agreement

SCHEDULE III

Free Writing Prospectus

None.

Oragenics, Inc.
26	Underwriting Agreement

SCHEDULE IV

List of officers and directors executing lock-up agreements

●	Frederick W. Telling
●	Charles L. Pope
●	Alan Dunton
●	Robert C. Koski
●	Kim Murphy
●	Alan Joslyn
●	Michael O. Sullivan
●	Dr. Martin Handfield

Oragenics, Inc.
27	Lock-Up Agreement

EXHIBIT A

Form of Lock-Up Agreement

November [  ], 2020

A.G.P./Alliance Global Partners

590 Madison Avenue, 36th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands A.G.P./Alliance Global Partners (“A.G.P.”), as underwriter, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oragenics, Inc.,a company incorporated under the laws of Florida (the “Company”), providing for the issuance and sale (the “Offering”) of shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”).

To induce A.G.P. to execute the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of A.G.P., the undersigned will not, during the period commencing on the date of the preliminary prospectus supplement related to the Offering that is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and ending 90 days after the date (the “Offering Date”) of the final prospectus supplement (the “Prospectus”) related to the Offering that is filed pursuant to Rule 424(b) of the Securities Act (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for shares of common stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

The foregoing restrictions will not apply to the registration and sale of the Shares pursuant to the Underwriting Agreement. In addition, subject to the conditions below, the restrictions contained in this lock-up agreement will not apply to (a) transactions relating to Lock-Up Securities acquired in open market transactions after the Offering Date; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member of the undersigned or trust for the direct or indirect benefit of the undersigned or any family member of the undersigned (for purposes of this lock-up agreement, “family member” means (i) with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein, any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (ii) with respect to any trust, the owners of the beneficial interests of such trust); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls or if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, former shareholder, partner, former partner, member or former member of, or owner of similar equity interests in, the undersigned, as the case may be, (e) sales, forfeitures, withholdings or transfers pursuant to a net exercise of Shares to cover the payment of the exercise prices or the payment or withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company, (f) by operation of law (such as pursuant to a qualified domestic order or in connection with a divorce settlement), (g) transfers of Lock-Up Securities to a bona fide third party pursuant to a tender offer or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned agrees to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction or vote any Lock-Up Securities in favor of any such transaction), and (h) transfers to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act) or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d) or (h), each transferee shall sign and deliver to A.G.P. a lock-up agreement substantially in the form of this lock-up agreement; provided, further, that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made, except for a Form 5, or with respect to transfers pursuant to clause (e), (f), or (g), a filing on Form 4 or other public filing or announcement required to be filed or made on or after the 90th day after the Offering Date and such filing or announcement shall expressly state: (A) in the case of clause (e), that the purpose of such sale, forfeiture, withholding or transfer pursuant to a net exercise was to cover the payment of the exercise prices or the payment or withholding of taxes, (B) in the case of clause (f), that such transfer was pursuant to operation of law, and (C) in the case of clause (g), that such transfer was made pursuant to a tender offer or such other applicable transaction; and provided further, that with respect to transfers pursuant to clause (g), all Lock-Up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement, and it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this lock-up agreement shall remain subject to the restrictions herein. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

Oragenics, Inc.
28	Lock-Up Agreement

Subject to the conditions below, the restrictions contained in this lock-up agreement shall also not apply to the undersigned entering into a written trading plan established pursuant to Rule 10b5-1 under the Exchange Act during the Lock-Up Period, provided that (x) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; and (y) no filing under the Exchange Act, or other public filing, shall be required or voluntarily made, and no other public announcement shall be made, during the Lock-Up Period in connection with entering into such plan, other than a filing on Form 5 made after the expiration of the Lock-Up Period.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange, or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange, or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement.

The undersigned understands that the Company and A.G.P. are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (1) the Underwriting Agreement is not executed by February 28, 2021, (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (3) A.G.P., on the one hand, or the Company, on the other hand, advises the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and A.G.P.

[Signature page follows]

Oragenics, Inc.
29	Lock-Up Agreement

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Oragenics, Inc.
30	Lock-Up Agreement